                                                                  EXECUTION COPY



                 FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT

         This FIRST AMENDMENT, is made and entered into as of December 30, 1998 (this "Amendment") to amend the Stock Purchase Agreement dated as of December 3, 1998, by and among Niemin Porter & Co. d/b/a Cast Alloys, Inc., a California corporation, the Sellers (as defined therein) and Neenah Foundry Company, a Wisconsin corporation (the "Stock Purchase Agreement") as set forth herein.

         The Stock Purchase Agreement as amended by this Amendment is referred to herein as the "Amended Stock Purchase Agreement". All other capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Stock Purchase Agreement. Unless otherwise specified, all section references herein are to the corresponding sections of the Stock Purchase Agreement.

         WHEREAS, pursuant to the Stock Purchase Agreement, Buyer has agreed to purchase from Sellers, and Sellers have agreed to sell, transfer and convey to Buyer, the Stock and the Warrants, all subject to the terms and conditions of the Stock Purchase Agreement;

         WHEREAS, since the date of the signing of the Stock Purchase Agreement, certain events unanticipated by the Parties at the time of signing, have occurred; and

         WHEREAS, Buyer and Sellers desire to amend the Stock Purchase Agreement to provide for the purchase and sale of the Stock and the Warrants upon and subject to the terms and conditions of the Amended Stock Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Amendments. The Stock Purchase Agreement is hereby amended as follows:

         (a) The Table of Contents to the Stock Purchase Agreement is hereby amended by:

                  (i) deleting the words "Section 2.7 EBITDA Adjustment" from page -i- thereof and replacing them with the following words "Section
         2.7 [INTENTIONALLY DELETED PRIOR TO CLOSING]."

                                                                  EXECUTION COPY


                  (ii) deleting the words "Exhibit C EBITDA Calculation" from page -iv- thereof and replacing them with the following words "Exhibit C [INTENTIONALLY DELETED PRIOR TO CLOSING]."

         (b) Section 1.1 is hereby amended as follows:

                   (i) the definition of "Disclosure Schedule" is hereby amended by adding the following words after the word "Parties" but before the period in the second line thereof:", as amended by the First Amendment to the Disclosure Schedule" a copy of which First Amendment is attached hereto as Exhibit A.

                  (ii) The term and corresponding definition of "Earn-Out Amount" are deleted in their entirety.

                 (iii) The term and corresponding definition of "Earn-Out Statement" are deleted in their entirety.

                  (iv) The definition of "EBITDA" is hereby amended by deleting the words "has the meaning specified in Section 2.7(c)" and replacing them with the following words: "means, for any period, the consolidated net income or loss of the Company, excluding any gains or losses from the sale of assets outside the ordinary course of business and any extraordinary gains or losses, plus, without duplication and to the extent deducted in determining net income of the Company for such period, the sum of (i) interest expense for indebtedness for borrowed money (including capitalized leases) for such period, (ii) Income Tax expense for such period, (iii) non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts), (iv) management fees, director's fees and charge-offs of impaired assets, to the extent incurred after the Closing Date, and (v) the amount of depreciation and amortization in respect of the Company's assets for such period in each case determined in accordance with the accounting principles set forth in Section 1.4 and derived from the Company's consolidated financial statements for such period."

                  (v) The term and corresponding definition of "EBITDA Deficiency" are deleted in their entirety.

                  (vi) The term and corresponding definition of "EBITDA Rebate Amount" are deleted in their entirety.

                                                                  EXECUTION COPY


                  (vii) The term and corresponding definition of "Escrow Portion" are deleted in their entirety.

                  (viii) The definition "1998 EBITDA" is hereby amended by deleting the words "has the meaning specified in Section 2.7" and replacing them with the following words "means EBITDA for the Company's 1998 Fiscal Year determined in accordance with the definition of EBITDA set forth herein."

         (c) Section 1.4 is hereby amended by deleting the words "and the Earn-Out Statement" from the third line thereof and deleting the words "or Exhibit C with respect to the Earn-Out Statement" from the seventh and eighth lines thereof.

         (d) Section 2.3(a) is hereby amended and restated by deleting it in its entirety and replacing it with the following amended and restated Section 2.3(a):

                  "(a) Upon the terms and subject to the conditions contained in the Amended Stock Purchase Agreement, as consideration for the purchase of the Stock and the Warrants, Buyer shall pay to Sellers an aggregate amount of $42,000,000 (the "Purchase Price"), as the same may be adjusted as described in Section 2.4 below by (i) depositing or causing to be deposited with the Escrow Agent by wire transfer of immediately available funds, $1,000,000 (the "Escrow Deposit") to be held by the Escrow Agent in accordance with Sections 2.4 and 10.2 of this Agreement and in accordance with the Escrow Agreement and (ii) tendering to Sellers, in accordance with Section 2.6, an aggregate amount (the "Cash Purchase Price") equal to $41,000,000 less the sum of (A) the amount of any Funded Debt outstanding as of the close of business on the Closing Date, (B) the aggregate amount of any liability for Taxes shown as a current obligation, liability or reserve on the Estimated Closing Balance Sheet, determined after giving effect to the exercise of the Employee Options and the Executive Options in accordance with Section 2.8, (C) the aggregate amount of any liability for bonuses to employees shown as a current obligation, liability or reserve on the Estimated Closing Balance Sheet, (D) the Option Share Purchase Price, and (E) the Estimated Adjustment, if any. The Cash Purchase Price will be allocated among the Sellers as set forth in Section 2.3(a) of the Disclosure Schedule, as amended as of the Closing Date, taking into account the transfer of the Common Stock, Preferred Stock and Warrants held by each Seller and the exercise or surrender of any Option Shares thereby in accordance with Section 2.8 hereof. Buyer and Sellers have agreed that the portion of the Purchase Price allocable to the transfer of all of the capital stock of International Golf shall be $20,000."

                                                                  EXECUTION COPY


         (e) Section 2.4(d)(ii) is hereby amended and restated by deleting
Section 2.4(d)(ii) in its entirety and replacing it with the following amended and restated Section 2.4(d)(ii):

                  "(ii) If the Final Closing Date Working Capital is less than the Estimated Closing Working Capital, then the Purchase Price will be decreased on a dollar-for-dollar basis by the amount of such deficiency plus interest thereon at the Base Rate from the Closing Date (the "Working Capital Rebate Amount"). In such event, each of the Sellers shall be jointly and severally liable to pay to the Buyer the Working Capital Rebate Amount no later than five (5) business days after completion of the Final Closing Date Balance Sheet by wire transfer of immediately available funds to an account or accounts designated by Buyer in writing; provided that at the Buyer's sole discretion, the Buyer may direct the Escrow Agent to pay to the Buyer all or any portion of the Working Capital Rebate Amount from the Escrow Deposit."

         (f) Section 2.5(a)(vi) is hereby amended by inserting the following words after the semicolon at the end thereof:

     "provided, however, that the parties acknowledge and agree that with respect to the shares of International Golf to be transferred to Buyer or its designee, such shares will not be transferred until the parties have provided the corresponding concentration notification established in
     Article 20 of the Mexican Federal Competition Law (Ley Federal de Competencia Economica) to the Mexican Economic Competition Commission ("ECC") in the event said notification is to be applicable to the transaction. Thus, it is understood by both parties that the transaction related to the Subsidiary will legally and economically take place only after the notification of concentration mentioned above has been officially filed with the ECC;"

         (g) Section 2.7 is hereby amended and restated by deleting Section 2.7 in its entirety and replacing it with the following "Section 2.7. [INTENTIONALLY DELETED PRIOR TO CLOSING]."

         (h) Section 3.2(c) is hereby amended by deleting the following words from the last nine lines thereof: "The parties acknowledge and agree that with respect to the shares of International Golf to be transferred to Buyer or its designee, such shares will not be transferred until the parties have provided the corresponding concentration notification established in Article 20 of the Mexican Federal Competition Law (Ley Federal de Competencia Economica) to the Mexican Economic Competition Commission ("ECC") in the event said notification is to be applicable to the transaction. Thus, it is understood by both parties that the transaction related to the Subsidiary will legally and

                                                                  EXECUTION COPY


economically take place only after the notification of concentration mentioned above has been officially filed with the ECC."

         (i) Section 6.1(b)(ii) is hereby amended by changing "December 31, 1998" to "January 15, 1998".

         (j) Section 10.2(b) is hereby amended by deleting the following words from the tenth line thereof: "(iii) the EBITDA Rebate Amount (plus) interest, if any (but only to the extent that such EBITDA Rebate Amount has not been paid to Buyer in accordance with Section 2.7 hereof)" and renumbering the remaining clauses of Section 10.2(b) accordingly.

         (k) Section 10.2(d) is hereby amended by deleting the following words from the sixth line thereof: "and 2.7".

         (l) Section 10.2(e) is hereby amended by deleting the following words from the fifth and sixth line thereof: ", including any amounts payable in respect of the Earn-Out Amount".

         (m) Section 10.4(b)(ii) is hereby amended by deleting the words "the lesser of $5,000,000 or" from the third line thereof.

         Section 2. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the Parties under the Stock Purchase Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Stock Purchase Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Stock Purchase Agreement specifically referred to herein.

         Section 3. Choice of Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to any choice of law or conflicts of law principles, provisions or rules (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         Section 4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                                  EXECUTION COPY


         Section 5. Invalidity. In the event that any one or more of the provisions contained in this Amendment or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment or any other such instrument.

         Section 6. Headings. The headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Amendment.

         Section 7. Waiver of Jury Trial. Each of the parties hereto waives to the fullest extent permitted by law any right it may have to trial by jury in respect of any claim, demand, action or cause of action based on, or arising out of, under or in connection with this Amendment, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. The parties to this Amendment each hereby agrees that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Amendment may file an original counterpart of a copy of this Amendment with any court as evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

                                    * * * * *

                                                                  EXECUTION COPY


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.


                                   NEENAH FOUNDRY COMPANY


                                   By: /s/ James K. Hildebrand
                                       -----------------------------------------
                                       Name: James K. Hildebrand
                                       Its:  CEO


                                   NIEMIN PORTER & CO., d/b/a CAST ALLOYS, INC.


                                   By: /s/ John R.C. Porter
                                       -----------------------------------------
                                       Name: John R.C. Porter
                                       Its:  Chairman



                                   /s/ John R.C. Porter
                                   ---------------------------------------------
                                   JOHN R.C. PORTER

                                                                  EXECUTION COPY


                                   ADHILL LIMITED PARTNERSHIP


                                   By: /s/ Thomas H. Laller
                                       -----------------------------------------
                                       Name: Thomas H. Laller
                                       Its:  Authorized Representative


                                   ADVENT INTERNATIONAL INVESTORS II
                                   LIMITED PARTNERSHIP


                                   By: /s/ Thomas H. Laller
                                       -----------------------------------------
                                       Name: Thomas H. Laller
                                       Its:  Authorized Representative



                                   INTERNATIONAL NETWORK FUND LP


                                   By: /s/ Thomas H. Laller
                                       -----------------------------------------
                                       Name: Thomas H. Laller
                                       Its:  Authorized Representative



                                   ADVENT PERFORMANCE MATERIALS
                                   LIMITED PARTNERSHIP


                                   By: /s/ Thomas H. Laller
                                       ----------------------------------------
                                       Name: Thomas H. Laller
                                       Its:  Authorized Representative



                                   /s/ Ajendra Singh
                                   ---------------------------------------------
                                   AJENDRA SINGH

                                                                  EXECUTION COPY

                                   /s/ Randy Kelch
                                   ---------------------------------------------
                                   RANDY KELCH





                                   /s/ John Sheehan
                                   ---------------------------------------------
                                   JOHN SHEEHAN



                                   PERFORMANCE MATERIALS FUND



                                   By: /s/ Thomas H. Laller
                                       -----------------------------------------
                                       Name: Thomas H. Laller
                                       Its: Authorized Representative